FORM 10F-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10F-3 PROCEDURES



1.   Name of Purchasing Portfolio: BlackRock Preferred Opportunity Trust (BPP)

2.   Issuer: COMCAST CORP. (7.00%, 09/15/2055) Date of Purchase: 09/14/2OO6

3.   Underwriter from whom purchased: Jefferies & Company Inc.

4. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:

     J.J.B. Hilliard, W.L. Lyons, Inc.

6. Aggregate principal amount of purchased (out of total offering): $50,000 out of total offering of $45,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $50,000 out of offering of $45,OOO,OOO

8.   Purchase price (net of fees and expenses): 25.00

9.   Date offering commenced: 09/14/2006

10.  Offering price at end of first day on which any sales were made: 24.9688

11.  Have the following conditions been satisfied:               YES      NO
                                                                 ---      --

     a.  The securities are part of an issue registered under
         the Securities Act of 1933, as amended, which is
         being offered to the public, or are Eligible
         Municipal Securities, or are securities sold in an
         Eligible Foreign Offering are securities sold in an
         Eligible Rule 144A Offering part of an issue of
         government securities.                                  _X_      __

                                                                 YES      NO
                                                                 ---      --
     b.  The securities were purchased prior to the end of the
         first day on which any sales were made, at a price
         that was not more than the price paid by each other
         purchaser of securities in that offering or in any
         concurrent offering of the securities (except, in the
         case of an Eligible Foreign Offering, for any rights
         to purchase required by laws to be granted to
         existing security holders of the Issuer) or, if a
         rights offering, the securities were purchased on or
         before the fourth day preceding the day on which the
         rights offering terminated.                             _X_      __

     c.  The underwriting was a firm commitment underwriting.    _X_      __

     d.  The commission, spread or profit was reasonable and
         fair in relation to that being received by others for
         underwriting similar securities during the same
         period.                                                 _X_      __

     e.  In respect of any securities other than Eligible
         Municipal Securities, the issuer of such securities
         has been in continuous operation for not less than
         three years (including the operations of
         predecessors).                                          _X_      __

     f.  The affiliated underwriter HAS NOT received direct or
         indirect benefit as a result of BlackRock's
         participation in the offering?                          _X_      __





Approved: /s/ Daniel Chen                                    Date: 10/13/06
          -----------------------
           Daniel Chen

                                   FORM 10F-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10F-3 PROCEDURES

1.   Name of Purchasing Portfolio: BlackRock Preferred Opportunity Trust (BPP)

2.   Issuer: Lincoln National Corporation (7.00%, 05/17/2066)

3.   Date of Purchase: 05/12/2006

4.   Underwriter from whom purchased: Morgan Stanley & Company

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:

     PNC Capital Markets LLC

6. Aggregate principal amount of purchased (out of total offering): $5,000,000 out of total offering of $800,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): $55,000,000 out of offering of $800,000,000

8.   Purchase price (net of fees and expenses): 99.596

9.   Date offering commenced: 05/12/2006


10.  Offering price at end of first day on which any sales were made: 100.014

11.  Have the following conditions been satisfied:               YES      NO
                                                                 ---      --

     a.  The securities are part of an issue registered under
         the Securities Act of 1933, as amended, which is
         being offered to the public, or are Eligible Municipal
         Securities, or are securities sold in an Eligible
         Foreign Offering or are securities sold in an Eligible
         Rule 144A Offering or part of an issue of government    _X_      __
         securities.

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


     b.  The securities were purchased prior to the end of the
         first day on which any sales were made, at a price
         that was not more than the price paid by each other
         purchaser of securities in that offering or in any
         concurrent offering of the securities (except, in the
         case of an Eligible Foreign Offering, for any rights
         to purchase required by laws to be granted to
         existing security holders of the Issuer) or, if a
         rights offering, the securities were purchased on or
         before the fourth day preceding the day on which the
         rights offering terminated.                             _X_      __

     c.  The underwriting was a firm commitment underwriting.

     d.  The commission, spread or profit was reasonable and
         fair in relation to that being received by others for
         underwriting similar securities during the same
         period.                                                 _X_      __

     e.  In respect of any securities other than Eligible
         Municipal Securities, the issuer of such securities
         has been in continuous operation for not less than
         three years (including the operations of
         predecessors).                                          _X_      __

     f.  The affiliated underwriter has not received direct or
         indirect benefit as a result of BlackRock's
         participation in the offering?                          _X_      __





Approved: /s/ Mitchell S. Garfin                         Date: 5/27/06
          -----------------------
           Mitchell S. Garfin



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